Applied Signal Technology, Inc.

June 27, 2005

Wells Fargo Bank, N.A.
Attention: Ms. Martha Burke
417 Montgomery Street, Suite 500
MAC A0108-050
San Francisco, CA 94104

Subject: Executed Interest Rate Master Agreement

Dear Martha,
Enclosed you will find an executed copy of the interest rate master agreement and supporting documents.

In accordance with Article 4., "Representations and Warranties", paragraph (a) (ii), AST is required to disclose any pending litigation to Wells Fargo. On March 11 and April 19, 2005, purported securities class action complaints were filed in the United States District Court, Northern District of California. Berson v. Applied Signal Technology, Inc., No. 4:05-cv-1027 (SBA) (N.D. Cal.); Sameyah v. Applied Signal Technology, Inc., No. 4:05-cv-1615 (SBA) (N.D. Cal.). The complaints, which are substantially identical, are brought on behalf of a putative class of persons who purchased the Company's securities during a class period of May 25, 2004 through February 22, 2005. The complaints name the Company, its Chief Executive Officer, and its Chief Financial Officer as defendants, and allege that false and misleading statements regarding the Company were issued during the class period. A putative class member has moved for appointment as lead plaintiff, and the litigation is in the preliminary stage. We believe that there are meritorious defenses against this litigation and intend to vigorously defend it. However, due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of the litigation. Any unfavorable outcome of the litigation could have and adverse impact on our business, financial condition and results of operations.

Sincerely,

Jim Doyle

Jim Doyle
Chief Financial Officer
Applied Signal Technology, Inc.

Enclosures:
1. Interest Rate Master Agreement

INTEREST RATE MASTER AGREEMENT

THIS INTEREST RATE MASTER AGREEMENT ("Master Agreement") is entered into as of the 2nd **day of June, 2005**, by and between **WELLS FARGO BANK, N.A.** ("Party A"), and **APPLIED SIGNAL TECHNOLOGY, INC.**, a California corporation ("Party B").

WHEREAS, the parties have entered or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, and each Transaction shall be evidenced by a trade confirmation (each a "Confirmation");

WHEREAS, both Party A and Party B expect from time to time to seek to reduce actual or expected exposure to changes in interest rates or to lower costs of actual or expected borrowings;

WHEREAS, in respect of each Transaction, the Fixed Rate Payer (either Party A or Party B, as specified in the applicable Confirmation), is willing to make the payments based on a fixed rate of interest as provided in such Confirmation(s); and

WHEREAS, in respect of each Transaction, the Floating Rate Payer (the party other than the Fixed Rate Payer, as specified in the applicable Confirmation), is willing to make the payments based on a floating rate of interest as provided in such Confirmation(s).

NOW THEREFORE, in consideration of their mutual covenants, Party A and Party B agree as follows:

1. **Definitions.** For each transaction, the capitalized terms "Business Day", "Calculation Method", "Cap Purchaser", "Cap Rate", "Cap Seller", "Collar Purchaser", "Collar Seller", "Determination Date", "Effective Date", "Fee", "Fee Payment Date", "Fixed Rate", "Fixed Rate Payer", "Fixed Rate Payment Date", "Floating Rate", "Floating Rate Maturity", "Floating Rate Payer", "Floating Rate Payment Date", "Floor Purchaser", "Floor Rate", "Floor Seller", "Loan Documents", "Loan Facility", "Notional Amount", "Reset Dates", "Settlement Payment Dates", "Termination Date", "Trade Date", and "Transaction Type" shall each be as specified in the Confirmation relating to such Transaction, if applicable. All other capitalized terms shall have the meanings set forth in the 2005 Definitions Addendum to the Interest Rate Master Agreement, which may be amended, modified or supplemented from time to time and is attached hereto and incorporated herein by this reference (the "Definitions Addendum").

2. **Determination; Settlement Payments.** The following Settlement Payment determinations shall apply to the Transaction Type as specified for a Transaction in the applicable Confirmation. Such calculations will be made on the basis of the Day Count Convention, as defined in the Definitions Addendum:

(a) **Swaps:** If the Fixed Rate Payment Date and the Floating Rate Payment Date are the same (the "Settlement Payment Date"), then the Floating Rate Payment (as defined below) and the Fixed Rate Payment (as defined below) shall be netted and discharged and, if such payments are not equal, replaced by an obligation of the party owing the greater amount to pay the Net Settlement Payment to the other party, which obligation shall be due and

payable on the Settlement Payment Date. The "Net Settlement Payment" is the result of subtracting the lesser of the Floating Rate Payment and the Fixed Rate Payment from the greater. If the Fixed Rate Payment Date and the Floating Rate Payment Date are different, then the Fixed Rate Payer will pay the Fixed Rate Payment to the Floating Rate Payer on the Fixed Rate Payment Date, and the Floating Rate Payer will pay the Floating Rate Payment to the Fixed Rate Payer on the Floating Rate Payment Date. For each Calculation Period, prior to each Settlement Payment Date, Party A will send Party B a written notice ("Settlement Notice") for each Transaction specifying:

(i) the amount of interest that will have accrued on the Notional Amount during the Calculation Period at a rate per annum equal to the applicable Floating Rate ("Floating Rate Payment"); and

(ii) the amount of interest that will have accrued on the Notional Amount during the Calculation Period at a rate per annum equal to the applicable Fixed Rate ("Fixed Rate Payment").

(b) **Caps:** In consideration of Cap Purchaser's payment of the Fee, Cap Seller will make a Settlement Payment to Cap Purchaser on the Settlement Payment Date with respect to any Calculation Period, if interest on the Notional Amount computed at the Floating Rate exceeds interest on the Notional Amount computed at the Cap Rate for such Calculation Period. The amount of such Settlement Payment will be the result of subtracting such interest computed at the Cap Rate from such interest computed at the Floating Rate. For each Calculation Period, prior to each Settlement Payment Date, Party A will send Party B a Settlement Notice for each Transaction specifying:

(i) the amount of interest that will have accrued on the Notional Amount during such Calculation Period at a rate per annum equal to the Floating Rate; and

(ii) the amount of interest that will have accrued on the Notional Amount during such Calculation Period at a rate per annum equal to the Cap Rate.

(c) **Floors:** In consideration of Floor Purchaser's payment of the Fee, Floor Seller will make a Settlement Payment to Floor Purchaser on the Settlement Payment Date with respect to any Calculation Period, if interest on the Notional Amount computed at the Floating Rate is less than the interest on the Notional Amount computed at the Floor Rate for such Calculation Period. The amount of such Settlement Payment will be the result of subtracting such interest computed at the Floating Rate from such interest computed at the Floor Rate. For each Calculation Period, prior to each Settlement Payment Date, Party A will send Party B a Settlement Notice for each Transaction specifying:

(i) the amount of interest that will have accrued in the Notional Amount during such Calculation Period at a rate per annum equal to the Floating Rate; and

(ii) the amount of interest that will have accrued on the Notional Amount during such Calculation Period at a rate per annum equal to the Floor Rate.

(d) **Collars:** A Collar consists of a Cap and a Floor on the same Floating Rate and Notional Amount. Collar Seller is Cap Seller and Floor Purchaser; Collar Purchaser is Cap Purchaser and Floor Seller. Collar Seller will make a Settlement Payment to Collar Purchaser on the Settlement Payment Date with respect to any Calculation Period, if interest on the Notional Amount computed at the Floating Rate exceeds interest on the Notional Amount computed at the Cap Rate for such Calculation Period. The amount of such Settlement Payment will be the result of subtracting such interest computed at the Cap Rate from such interest computed at the Floating Rate. Collar Purchaser will make a Settlement Payment to Collar Seller on the Settlement Payment Date with respect to any Calculation Period, if interest on the Notional Amount computed at the Floating Rate is below interest on the Notional Amount computed at the Floor Rate for such Calculation Period. The amount of such Settlement Payment will be the result of subtracting such interest computed at the Floating Rate from such interest computed at the Floor Rate. For each Calculation Period, prior to each Settlement Payment Date, Party A will send Party B a Settlement Notice specifying:

(i) the amount of interest that will have accrued on the Notional Amount, as defined in the applicable Confirmation, during the Calculation Period at a rate per annum equal to the Floating Rate;

(ii) the amount of interest that will have accrued on the Notional Amount, as defined in the applicable Confirmation, during the Calculation Period at a rate per annum equal to the Cap Rate; and

(iii) the amount of interest that will have accrued on the Notional Amount during the Calculation Period at a rate per annum equal to the Floor Rate.

(e) For any Transaction under Section 2(a) above, the "Fixed Rate Payment Date" and the "Floating Rate Payment Date" will be the date or dates set forth as such in the Confirmation thereof. For any Transaction under Section 2(b), 2(c) or 2(d) above, the "Settlement Payment Date" will be the date set forth as such in the Confirmation thereof. All payments will be made in accordance with the settlement instructions provided in the "Account Details" section of the relevant Confirmation.

3. Early Termination.

(a) Neither party may terminate any Transaction prior to its Termination Date provided, however that in the event that either Party A or Party B fails to make any payment when due hereunder or otherwise fails to perform any of its obligations hereunder, the non-defaulting party may terminate this Master Agreement and all Transactions hereunder upon one New York Business Day's written notice so long as such default is then continuing.

(b) This Section 3(b) shall apply to Party B, and 3(b)(ii) and (iii) shall only apply if a Loan Facility is stated in the Confirmation. Party A may terminate this Master Agreement and all Transactions hereunder, unless otherwise provided for in a Confirmation if any of the following occur:

(i) Party B is unable to pay its debts as they come due, is insolvent, commences or has commenced against it a bankruptcy proceeding, or takes any action in furtherance of the foregoing; or fails to make any payment when due under the Loan Facility (after giving effect to any applicable notice requirement or grace period) or any

other event of default occurs under the Loan Documents which has resulted in the indebtedness thereunder being, or being capable of being declared or accelerated. Party A may, so long as such default is then continuing and upon one New York Business Day written notice, take one or more of the following actions: (A) offset the remaining payments owed by Party A from time to time hereunder to Party B against the amount owed to Party A under the Loan Facility, (B) place the remaining payments owed by Party A from time to time hereunder in a cash collateral account with Party A over which Party B will have no control (and Party B hereby grants Party A a security interest in any such account to secure repayment of all amounts owing by Party B under the Loan Facility), or (C) terminate this Agreement and any and all transactions hereunder; or

(ii) Party B breaches any of its obligations under the Loan Facility; or

(iii) Party B does not incur the indebtedness as specified in the Loan Facility, or Party B repays its obligations, and Party A has no further commitment to lend, under the Loan Facility.

Any termination of this Master Agreement under this Section 3 shall be effective on the Early Termination Date, which shall be designated in a notice of termination.

(c) In the event of an early termination under this Agreement pursuant to Paragraph 3(a), (3)(b)(i) or (ii) above, the defaulting party shall promptly pay the non-defaulting party, on demand, an amount equal to the Termination Amount. In the event of an early termination under paragraph 3(b)(iii) above, if the Termination Amount is a positive number, then Party B shall promptly pay Party A such amount by at, (Party A's option), Party A's debiting Party B's demand deposit account with Party A, or by wiring funds to a designated Party A account; if the Termination Amount is a negative number, then Party A shall promptly pay Party B the absolute value of such amount by, at Party A's option, crediting Party B's demand deposit account with Party A, or by wiring funds to a designated Party B account. Each party hereto acknowledges the Termination Amount to be a reasonable estimate of the value, costs and loss of compensation incurred by the other party as a result of the early termination of this Master Agreement.

(d) "Termination Amount" means the amount in U.S. Dollars equal to the arithmetic mean of the respective one-time all-in fees (including documentation costs) communicated to Party A on the earliest practicable New York Business Day following the Early Termination Date by each of three leading commercial banks or investment banking firms in San Francisco, Los Angeles or New York selected in good faith by Party A as the fee that it would charge to assume, as of the Early Termination Date, all of the rights and obligations of Party B under this Master Agreement. However, if one or more such entities fail to communicate such a fee, the Termination Amount shall be determined on the basis of those fees so communicated by the other entities. If no such entities communicate such a fee, Party A shall calculate the Termination Amount in a commercially reasonable manner and such calculation shall be binding absent manifest error.

(e) The Termination Amount shall bear interest from and after the Early Termination Date until the payment date at the rate of one percent plus the USD-Prime Wells Fargo rate, per annum.

4. Representations and Warranties.

(a) Each party hereby represents and warrants to the other as follows which representations shall be deemed repeated on each Trade Date:

(i) if other than an individual, (1) it is validly organized, existing and in good standing under the laws of the jurisdiction of its organization and (2) its execution, delivery and performance of this Master Agreement and each Confirmation are within its corporate or organizational powers, have been and remain duly authorized and do not conflict with any provision of its constituent documents;

(ii) the execution, delivery and performance of this Master Agreement does not violate any provision of law or regulation, or result in any breach or default under any agreement or other instrument to which such party may be bound;

(iii) there are no pending, or to its knowledge, threatened against it, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability of its obligations hereunder;

(iv) no Event of Default or potential Event of Default or, to its knowledge, has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Master Agreement;

(v) this Master Agreement and each Confirmation has been duly executed and delivered and constitutes a valid and legally binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally and subject, as to enforceability, to provisions of public order and to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(vi) it is an "eligible contract participant" as defined in Section 1a(12) under the Commodity Exchange Act, 7 U.S.C. Section 1a(12).

(b) The representations and warranties made by Party B in the documentation relating to the Loan Facility, if any, are hereby incorporated into this Master Agreement by this reference and shall be deemed repeated as of each Trade Date.

5. **Limitations of Liability.** In no event shall either party hereto be liable to the other for loss of profit or indirect, special, consequential, punitive or exemplary damages, arising out of any default under this Master Agreement.

6. **Notices.** All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed served when personally delivered or, if mailed, upon the first to occur of receipt or the expiration of seventy-two hours after deposit in the United States Postal Service with appropriate postage or if sent by overnight courier service, upon the first to occur of receipt or 5:00 p.m. (local time at place of delivery) the next Business Day, addressed to Party A or Party B at their respective addresses as set forth in any Confirmation. In addition, notices hereunder, other than default or termination notices, may be

sent via electronic mail or facsimile to the respective electronic mail addresses or facsimile numbers set forth in the Confirmation, in which case such notice will be deemed effective upon receipt.

7. **Successors; Assigns**. This Master Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties; provided, however, that Party B shall not, without the prior written consent of Party A, assign (whether by operation of law or otherwise) its rights and obligations under this Master Agreement (or any Transaction hereunder) or any interest herein and any such attempted assignment shall be null and void and without force or effect.

8. **Governing Law**. This Master Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law doctrine. Each party submits to the exclusive jurisdiction of the courts of the State of California and agrees to waive any objection it may have that the proceedings were brought in an inconvenient forum or that the court did not have jurisdiction.

9. **No Third Party Beneficiary**. This Master Agreement and the payments to be made by the parties hereunder are solely for the benefit of the parties hereto for the purposes stated herein and no other person or entity shall have any rights hereunder or be a beneficiary of either party's obligations under this Master Agreement.

10. **Counterparts**. This Master Agreement and each Confirmation may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

11. **Amendments; Waivers**. Any amendment or waiver of any right under any provision of this Master Agreement shall be in writing and, in the case of an amendment, signed by both parties hereto, or in the case of a waiver, signed by the party waiving such right. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12. **Trade Date; Master Agreement Not Credit Commitment**. This Master Agreement shall be effective at, and as of, 12:01 a.m., California time, on the first Trade Date. Nothing in this Master Agreement shall be construed to (i) mean that Party A is committed to make a loan or extend any other credit to Party B, or (ii) amend or modify any contract, instrument or document executed in connection with the Loan Facility, if any.

13. **Costs, Expenses and Attorneys' Fees**. In the event of any dispute or litigation between the parties hereto, the prevailing party shall be entitled to recover from the other party, immediately upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with the enforcement of its rights and/or the collection of any amounts which become due to it under this Master Agreement, and the prosecution or defense of any action in any way related to this Master Agreement, including any of the foregoing incurred in connection with any bankruptcy proceeding relating to such other party.

14. **Entire Agreement**. This Master Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. All Transactions are entered into in

reliance on the fact that this Master Agreement, all addendums hereto, and each Confirmation forms a single agreement between the parties and the parties would not otherwise enter into any Transactions.

15. **Recording of Conversations**. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) if applicable, agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

16. **Cross-Default.** The occurrence of any default by Party B under any of the Loan Documents shall be a default under this Master Agreement and any default under this Master Agreement shall be a default under the Loan Documents if a Loan Facility is specified in any Confirmation.

17. **Security**. Party B hereby agrees that any and all collateral and other security under the Loan Facility and related documents, as amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, will also secure its obligations under this Master Agreement, as specified in the Security definition in each Confirmation. Promptly following a demand made by Party A, Party B will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by Party A to create, preserve, perfect or validate any such security interest or to enable Party A to exercise or enforce its rights against any collateral or other security securing Party B's obligations under this Master Agreement.

18. **Credit Support.** Party B agrees that all of its obligations under this Master Agreement shall be guaranteed by that certain guaranty or guaranties as specified in each applicable Confirmation, if any.

19. **Set-Off.** In the event of an early termination of this Master Agreement pursuant to Section 3, any amount payable hereunder by one party (the "Payer") to the other (the "Payee"), at the option of Party A and without prior notice to Party B, may be reduced by its set-off against any amount(s) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer under any other agreement(s) between (a) Party A or any affiliate of Party A and (b) Party B. Any amount so set-off will be discharged promptly and in all respects to the extent it is so set-off. This right of set off shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

20. **Obligations Joint and Several.** Should more than one individual or entity execute this Master Agreement as Party B, the obligations hereunder of such individuals and entities shall be joint and several.

21. **No Reliance.** In connection with the negotiation of and entering into this Master Agreement and each Transaction, (i) Party B acknowledges that Party A is not acting as a fiduciary or a financial or investment advisor for it; (ii) Party B is not relying upon any advice, counsel or representations (whether written or oral) of Party A hereto other than the representations expressly set forth in this Master Agreement and in any Confirmation; (iii) Party A has not given Party B any advice or counsel as to the expected or projected success, return,

performance, result, consequence or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Master Agreement or any Transactions thereunder; (iv) Party B has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment, hedging, and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Master Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto; (v) Party B has determined that the rates, prices, or amounts and other terms of each Transaction and the indicative quotations (if any) provided by Party A hereto reflect those in the relevant market for similar Transactions, and all trading decisions have been the result of arm's length negotiations between the parties; (vi) Party B is entering into this Master Agreement and each Transaction with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and Party B is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) Party B is a sophisticated investor.

22. **Generic Risk Disclosure For Interest Rate Risk Management Products and Related Transactions.** Party B represents that it has read and fully understands this paragraph. As is common with many other financial instruments and transactions, interest rate risk management products, in addition to providing significant benefits, may in certain cases involve a variety of significant risks. Party B acknowledges that before entering into any interest rate risk management transaction, Party B shall have carefully considered whether the transaction is appropriate in light of Party B's objectives, experience, financial and operational resources, and other relevant circumstances. Party B also acknowledges that it fully understands the nature and extent of its exposure to risk of loss, if any, which in some circumstances may significantly exceed the amount of any initial payment made to or by Party B.

Interest rate products permit precise customization to accomplish particular financial and risk management objectives that might otherwise be unachievable. The specific risks presented by a particular transaction necessarily depend upon the terms of that transaction and Party B's circumstances. Common to all, however, is their nature as legally binding contractual commitments, which, once agreed to, cannot be altered other than by termination or modification. Party B understands that such termination or modification may, in certain circumstances, result in significant losses. As in any financial transaction, Party B understands the requirements, if any, applicable to Party B that are established by regulators or by Party B's board of directors or other governing body. Party B should also consider the legal, tax, accounting, and economic implications of entering into any interest rate risk management transaction, independently, and if necessary, through consultation with such advisors as may be appropriate to assist it in understanding the risks involved. In entering into any interest rate risk management transaction with, or arranged by, Party A, Party B should also understand that Party A is acting solely in the capacity of an arm's length contractual counterparty and not in the capacity of Party B's financial advisor or fiduciary unless Party A has so agreed in writing and then only to the extent so provided. The statements in this paragraph do not purport to disclose all of the risks of, or other relevant considerations in, entering into interest rate risk management transactions.

23. **Incorporation by Reference of Terms of the Loan Documents.** This Section 23 is applicable if a Loan Facility is specified in each Confirmation. The covenants, terms and provisions of, including all representations and warranties of Party B contained in, the Loan Documents are hereby incorporated by reference in, and made part of, this Master Agreement to the same extent as if such covenants, terms, and provisions were set forth in full herein. Party B

hereby agrees that, during the period commencing with the date of this Master Agreement through and including the date on which all of Party B's obligations under this Master Agreement are fully performed, Party B will (a) observe, perform, and fulfill each and every such covenant, term, and provision applicable to Party B, as such covenants, terms, and provisions may be amended from time to time after the date of this Master Agreement with the consent of Party A and (b) deliver to Party A, at the address for notices to Party A provided in this Master Agreement, each notice, document, certificate or other writing that Party B is obligated to furnish to any other party to the Loan Agreement. Subject to Section 3 of this Master Agreement, in the event the Loan Agreement terminates or becomes no longer binding on Party B prior to the termination of this Master Agreement and any Transactions outstanding hereunder, such covenants, terms, and provisions (other than those requiring payments in respect of amounts owned under the Loan Agreement) will remain in full force and effect for purposes of this Master Agreement as though set forth in full herein until the date on which all of Party B's obligations under this Master Agreement are fully performed and this Master Agreement is terminated.

24. **WAIVER OF JURY TRIAL.** EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY TRIAL OR LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY TRANSACTION OR THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Master Agreement as of the day and year first written above.

Party A

WELLS FARGO BANK, N.A.

By: [signature]
Name: Martha Burke
Its: Authorized Signatory

Party B

APPLIED SIGNAL TECHNOLOGY, INC.
a California corporation

By: [signature]
Name: Gary L. Yancy
Its: Chairman, President/CEO

Trade ID: 33776
Wells Fargo Bank, N.A.
Financial Products
(877) 240-0795

CONFIRMATION

To:	Applied Signal Technology, Inc. **Attention:** James Doyle 400 West California Avenue Sunnyvale, CA 94086 Telephone: (408) 522-2831 **Fax:** (408) 738-4319
From:	Wells Fargo Bank, N.A. 417 Montgomery Street, Suite 500 MAC A0108-050 San Francisco, CA 94104 **Telephone:** (877) 240-0795 **Fax:** (415) 646-9168

Date: June 14, 2005

Dear James Doyle,

The purpose of this letter agreement is to confirm the terms and conditions of the transaction ("Transaction") entered into between Wells Fargo Bank, N.A. ("Party A") and Applied Signal Technology, Inc., a California corporation ("Party B"). This Transaction is effective at and as of 12:01 a.m., California time, on the Trade Date specified below.

This Confirmation supplements, forms part of, and is subject to that certain Interest Rate Master Agreement by and between Party A and Party B, a copy of which either is being delivered herewith or has been delivered. If such Interest Rate Master Agreement has not been previously executed, Party B hereby agrees to promptly execute and deliver such Interest Rate Master Agreement, together with such other documents Party A may reasonably request. Until the parties hereto execute an Interest Rate Master Agreement, this communication itself constitutes a binding agreement between us setting forth the essential terms of the Transaction and incorporates by reference Party A's form of Interest Rate Master Agreement. All provisions incorporated by reference from that Interest Rate Master Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

Transaction Type:	Swap
Trade Date:	June 2, 2005
Effective Date:	July 1, 2005, subject to adjustment in accordance with the Following Business Day Convention.
Termination Date:	July 1, 2012, subject to adjustment in accordance with the Following Business Day Convention.
Fees:	Not applicable.
Notional Amount:	USD 10,000,000.00 (Initial Notional Amount - please refer to the attached Schedule I)

Fixed Rate Side:

Fixed Rate Payer:	Party B
Fixed Rate:	4.33%
Day Count Convention:	Actual/360
Business Day Convention:	Following

Calculation Period:	From the 1st day of each month, up to the 1st day of the following month, continuing until the Termination Date, subject to adjustment in accordance with the designated Business Day Convention. The first Calculation Period will be July 1, 2005 to August 1, 2005.

Floating Rate Side:

Floating Rate Payer:	Party A
Floating Rate:	USD-LIBOR
Initial Floating Rate:	To be determined.
Floating Rate Maturity:	1 Month
Reset Dates:	The 1st day of each month, subject to adjustment in accordance with the designated Business Day Convention. The first Reset Date is July 1, 2005.
Compounding:	Not Applicable.
Day Count Convention:	Actual/360
Business Day Convention:	Following
Calculation Period:	From the 1st day of each month, up to the 1st day of the following month, continuing until the Termination Date, subject to adjustment in accordance with the designated Business Day Convention. The first Calculation Period will be July 1, 2005 to August 1, 2005.

Settlement Payment Dates:	The 1st day of each month, beginning with August 1, 2005, continuing up to and including the Termination Date, subject to adjustment in accordance with the designated Business Day Convention.
Business Days:	New York City
Loan Facility:	That certain Loan Facility as evidenced by that certain promissory note dated as of June 6, 2005 in the amount of USD 10,000,000.00, extended by Party A to Party B ("Note"), which is subject to the terms and conditions of that certain loan agreement dated as of an even date therewith ("Loan Agreement"), as modified, amended and/or extended from time to time. (the Note and the Loan Agreement are hereby collectively defined herein as the "Loan Documents").
Security:	Any personal property granted to Party A as collateral for the Loan Facility shall also secure all obligations of Party B under this Agreement. Any such security interest shall be evidenced by and subject to the terms of all security agreements, financing statements and other documents executed by Party B in connection with the Loan Documents. All obligations of Party B under this Agreement shall be cross collateralized and rank pari-passu with the collateral securing the aforementioned Loan Facility
Credit Support:	Not Applicable.

Settlement Instructions for Payments:

Payments due to Party A:	Party A will debit settlement payment(s) from the following account: ABA Number: 107006432 DDA Number: 4000026817
Payments due to Party B:	Party A will credit settlement payment(s) to the following account: ABA Number: 107006132 DDA Number: 1000026817

Delivery Instructions for Notices:

Send Notices to Party A:	Wells Fargo Bank, N.A. Attention: Documentation Group 417 Montgomery Street, Suite 500 MAC A0106-050

	San Francisco, CA 94104 **Telephone:** (877) 240-0795 **Fax:** (415) 646-9166
Send Notices to Party B:	Applied Signal Technology, Inc **Attention:** James Doyle 400 West California Avenue Sunnyvale, CA 94086 Telephone: (408) 522-2051 Fax: (408) 739-1316

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this facsimile and sending it as a return acknowledgment to the Documentation Group's attention (FAX: (415) 546-9166). If you have any questions, please call me at (415) 947-6924 or James Nakagawa at (877) 240-0795.

Yours sincerely,

Wells Fargo Bank, N.A.	
By:	
Name:	Martha Burke
Its:	Authorized Signatory
Accepted and confirmed as of the Trade Date:	
Applied Signal Technology, Inc.	
By:	
Name:	Gary L. Yancey
Its:	Chairman, President/CEO

Schedule I for Transaction 3377b:
Net Cash Flows

Start Date	End Date	Reset Date	Payment Date	Notional	Notional Change
07/01/2005	08/01/2005	07/01/2005	08/01/2005	USD 10,000,000.00	
08/01/2005	09/01/2005	08/01/2005	09/01/2005	USD 9,880,952.38	USD 119,047.62
09/01/2005	10/03/2005	09/01/2005	10/03/2005	USD 9,761,904.76	USD 119,047.62
10/03/2005	11/01/2005	10/03/2005	11/01/2005	USD 9,642,857.14	USD 119,047.62
11/01/2005	12/01/2005	11/01/2005	12/01/2005	USD 9,523,809.52	USD 119,047.62
12/01/2005	01/03/2006	12/01/2005	01/03/2006	USD 9,404,761.90	USD 119,047.62
01/03/2006	02/01/2006	01/03/2006	02/01/2006	USD 9,285,714.28	USD 119,047.62
02/01/2006	03/01/2006	02/01/2006	03/01/2006	USD 9,166,666.66	USD 119,047.62
03/01/2006	04/03/2006	03/01/2006	04/03/2006	USD 9,047,619.04	USD 119,047.62
04/03/2006	05/01/2006	04/03/2006	05/01/2006	USD 8,928,571.42	USD 119,047.62
05/01/2006	06/01/2006	05/01/2006	06/01/2006	USD 8,809,523.80	USD 119,047.62
06/01/2006	07/03/2006	06/01/2006	07/03/2006	USD 8,690,476.18	USD 119,047.62
07/03/2006	08/01/2006	07/03/2006	08/01/2006	USD 8,571,428.56	USD 119,047.62
08/01/2006	09/01/2006	08/01/2006	09/01/2006	USD 8,452,380.94	USD 119,047.62
09/01/2006	10/02/2006	09/01/2006	10/02/2006	USD 8,333,333.32	USD 119,047.62
10/02/2006	11/01/2006	10/02/2006	11/01/2006	USD 8,214,285.70	USD 119,047.62
11/01/2006	12/01/2006	11/01/2006	12/01/2006	USD 8,095,238.08	USD 119,047.62
12/01/2006	01/02/2007	12/01/2006	01/02/2007	USD 7,976,190.46	USD 119,047.62
01/02/2007	02/01/2007	01/02/2007	02/01/2007	USD 7,857,142.84	USD 119,047.62
02/01/2007	03/01/2007	02/01/2007	03/01/2007	USD 7,738,095.22	USD 119,047.62
03/01/2007	04/02/2007	03/01/2007	04/02/2007	USD 7,619,047.60	USD 119,047.62
04/02/2007	05/01/2007	04/02/2007	05/01/2007	USD 7,499,999.98	USD 119,047.62
05/01/2007	06/01/2007	05/01/2007	06/01/2007	USD 7,380,952.36	USD 119,047.62
06/01/2007	07/02/2007	06/01/2007	07/02/2007	USD 7,261,904.74	USD 119,047.62
07/02/2007	08/01/2007	07/02/2007	08/01/2007	USD 7,142,857.12	USD 119,047.62
08/01/2007	09/04/2007	08/01/2007	09/04/2007	USD 7,023,809.50	USD 119,047.62
09/04/2007	10/01/2007	09/04/2007	10/01/2007	USD 6,904,761.88	USD 119,047.62
10/01/2007	11/01/2007	10/01/2007	11/01/2007	USD 6,785,714.26	USD 119,047.62
11/01/2007	12/03/2007	11/01/2007	12/03/2007	USD 6,666,666.64	USD 119,047.62
12/03/2007	01/02/2008	12/03/2007	01/02/2008	USD 6,547,619.02	USD 119,047.62
01/02/2008	02/01/2008	01/02/2008	02/01/2008	USD 6,428,571.40	USD 119,047.62
02/01/2008	03/03/2008	02/01/2008	03/03/2008	USD 6,309,523.78	USD 119,047.62
03/03/2008	04/01/2008	03/03/2008	04/01/2008	USD 6,190,476.16	USD 119,047.62
04/01/2008	05/01/2008	04/01/2008	05/01/2008	USD 6,071,428.54	USD 119,047.62
05/01/2008	06/02/2008	05/01/2008	06/02/2008	USD 5,952,380.92	USD 119,047.62
06/02/2008	07/01/2008	06/02/2008	07/01/2008	USD 5,833,333.30	USD 119,047.62
07/01/2008	08/01/2008	07/01/2008	08/01/2008	USD 5,714,285.68	USD 119,047.62
08/01/2008	09/02/2008	08/01/2008	09/02/2008	USD 5,595,238.06	USD 119,047.62
09/02/2008	10/01/2008	09/02/2008	10/01/2008	USD 5,476,190.44	USD 119,047.62
10/01/2008	11/03/2008	10/01/2008	11/03/2008	USD 5,357,142.82	USD 119,047.62
11/03/2008	12/01/2008	11/03/2008	12/01/2008	USD 5,238,095.20	USD 119,047.62
12/01/2008	01/02/2009	12/01/2008	01/02/2009	USD 5,119,047.58	USD 119,047.62
01/02/2009	02/02/2009	01/02/2009	02/02/2009	USD 4,999,999.96	USD 119,047.62
02/02/2009	03/02/2009	02/02/2009	03/02/2009	USD 4,880,952.34	USD 119,047.62
03/02/2009	04/01/2009	03/02/2009	04/01/2009	USD 4,761,904.72	USD 119,047.62
04/01/2009	05/01/2009	04/01/2009	05/01/2009	USD 4,642,857.10	USD 119,047.62

05/01/2009	06/01/2009	05/01/2009	06/01/2009	USD 4,523,809.48	USD 119,047.62
06/01/2009	07/01/2009	06/01/2009	07/01/2009	USD 4,404,761.86	USD 119,047.62
07/01/2009	08/03/2009	07/01/2009	08/03/2009	USD 4,285,714.24	USD 119,047.62
08/03/2009	09/01/2009	08/03/2009	09/01/2009	USD 4,166,666.62	USD 119,047.62
09/01/2009	10/01/2009	09/01/2009	10/01/2009	USD 4,047,619.00	USD 119,047.62
10/01/2009	11/02/2009	10/01/2009	11/02/2009	USD 3,928,571.38	USD 119,047.62
11/02/2009	12/01/2009	11/02/2009	12/01/2009	USD 3,809,523.76	USD 119,047.62
12/01/2009	01/04/2010	12/01/2009	01/04/2010	USD 3,690,476.14	USD 119,047.62
01/04/2010	02/01/2010	01/04/2010	02/01/2010	USD 3,571,428.52	USD 119,047.62
02/01/2010	03/01/2010	02/01/2010	03/01/2010	USD 3,452,380.90	USD 119,047.62
03/01/2010	04/01/2010	03/01/2010	04/01/2010	USD 3,333,333.28	USD 119,047.62
04/01/2010	05/03/2010	04/01/2010	05/03/2010	USD 3,214,285.66	USD 119,047.62
05/03/2010	06/01/2010	05/03/2010	06/01/2010	USD 3,095,238.04	USD 119,047.62
06/01/2010	07/01/2010	06/01/2010	07/01/2010	USD 2,976,190.42	USD 119,047.62
07/01/2010	08/02/2010	07/01/2010	08/02/2010	USD 2,857,142.80	USD 119,047.62
08/02/2010	09/01/2010	08/02/2010	09/01/2010	USD 2,738,095.18	USD 119,047.62
09/01/2010	10/01/2010	09/01/2010	10/01/2010	USD 2,619,047.56	USD 119,047.62
10/01/2010	11/01/2010	10/01/2010	11/01/2010	USD 2,499,999.94	USD 119,047.62
11/01/2010	12/01/2010	11/01/2010	12/01/2010	USD 2,380,952.32	USD 119,047.62
12/01/2010	01/03/2011	12/01/2010	01/03/2011	USD 2,261,904.70	USD 119,047.62
01/03/2011	02/01/2011	01/03/2011	02/01/2011	USD 2,142,857.08	USD 119,047.62
02/01/2011	03/01/2011	02/01/2011	03/01/2011	USD 2,023,809.46	USD 119,047.62
03/01/2011	04/01/2011	03/01/2011	04/01/2011	USD 1,904,761.84	USD 119,047.62
04/01/2011	05/02/2011	04/01/2011	05/02/2011	USD 1,785,714.22	USD 119,047.62
05/02/2011	06/01/2011	05/02/2011	06/01/2011	USD 1,666,666.60	USD 119,047.62
06/01/2011	07/01/2011	06/01/2011	07/01/2011	USD 1,547,618.98	USD 119,047.62
07/01/2011	08/01/2011	07/01/2011	08/01/2011	USD 1,428,571.36	USD 119,047.62
08/01/2011	09/01/2011	08/01/2011	09/01/2011	USD 1,309,523.74	USD 119,047.62
09/01/2011	10/03/2011	09/01/2011	10/03/2011	USD 1,190,476.12	USD 119,047.62
10/03/2011	11/01/2011	10/03/2011	11/01/2011	USD 1,071,428.50	USD 119,047.62
11/01/2011	12/01/2011	11/01/2011	12/01/2011	USD 952,380.88	USD 119,047.62
12/01/2011	01/03/2012	12/01/2011	01/03/2012	USD 833,333.26	USD 119,047.62
01/03/2012	02/01/2012	01/03/2012	02/01/2012	USD 714,285.64	USD 119,047.62
02/01/2012	03/01/2012	02/01/2012	03/01/2012	USD 595,238.02	USD 119,047.62
03/01/2012	04/02/2012	03/01/2012	04/02/2012	USD 476,190.40	USD 119,047.62
04/02/2012	05/01/2012	04/02/2012	05/01/2012	USD 357,142.78	USD 119,047.62
05/01/2012	06/01/2012	05/01/2012	06/01/2012	USD 238,095.16	USD 119,047.62
06/01/2012	07/02/2012	06/01/2012	07/02/2012	USD 119,047.54	USD 119,047.62

HEDGING AUTHORITY

ADOPTED AT A MEETING OF THE BOARD OF DIRECTORS OF
APPLIED SIGNAL TECHNOLOGY, INC.
A CALIFORNIA CORPORATION

Held in, ________________

on ______________

I, Gary L. Yancey, President of Applied Signal Technology, Inc. ("Corporation"), a corporation organized under the laws of the State of California, DO HEREBY CERTIFY that at a meeting of the Corporation's Board of Directors duly called and held, at which meeting a quorum of the Board of Directors was present and voting resolutions, of which the following is a full and true copy as appears by said record, were duly adopted, and the proceedings of the Board of Directors were in accordance with the charter or articles and with the Regulations and Bylaws thereof, and that the resolutions as set forth below are now in full force and effect.

WHEREAS, an Agreement (the "Agreement"), dated as of June 2, 2005, by and between this Corporation and Wells Fargo Bank, N.A. (the "Bank"), has been submitted to this meeting;

WHEREAS, the Corporation desires to manage the risks associated with commodity prices, equity-linked products, interest rates and cross-currency transactions, all on the terms and conditions set forth in the Agreement;

WHEREAS, the Board of Directors of this corporation understands the structure of commodity price, equity-linked hedging transactions, interest rate hedging and cross-currency transactions, including, but not limited to, swaps, caps, floors, collars, and treasury locks, and wishes to utilize these products to manage commodity price, equity and interest rate risk;

RESOLVED, that the form, terms and provisions of the Agreement submitted to this meeting, to be entered into by this Corporation and Bank, are hereby approved in all respects; that the Chairman, President/CEO of this corporation, acting singly, is hereby authorized and empowered, in the name and on behalf of the Corporation, to execute and deliver to Bank an agreement in substantially the form of the Agreement submitted to and approved at this meeting with such changes therein as shall be approved by the officer executing the same on behalf of this Corporation, his approval to be conclusively evidenced by his execution thereof; and

RESOLVED, that the Chairman, President/CEO of this Corporation, acting singly, is hereby authorized and directed to execute and deliver such additional certificates and documents, including without limitation confirmations of hedge transactions and to take such other steps and to do such other acts and things, as in their judgment may be necessary, appropriate or desirable in order to carry out the terms and provisions of the Agreement and otherwise to consummate the transactions contemplated thereby; and

RESOLVED, that a certified copy of these resolutions and a certification of the names, titles, and specimen signatures of the persons herein authorized to act on behalf of this Corporation shall be furnished to Bank, and that Bank is authorized to rely on these resolutions and such certification until written notice of any change therein, in form satisfactory to Bank, shall have been received by an appropriate officer of Bank.

I DO FURTHER CERTIFY that (i) the below-named persons have been duly qualified as, and at all times since June 2, 2005 *(to and including the date hereof)* have been, officers of Corporation holding the respective offices below opposite their names, and the signatures below opposite their names are their genuine signatures, and (ii) each of the below named persons, and any one of them, is authorized to execute on behalf of Corporation, commodity price, equity-linked, interest rate hedging and cross-currency transactions, including, but not limited to, swaps, caps, floors, collars, and treasury locks, governed by the Agreement, dated as of June 2, 2005, between Corporation and Wells Fargo Bank, N.A.

Name	***Title***	***Specimen Signature***
Gary L. Yancey Print Name	Chairman, President/CEO Title	Gary L. Yancey

IN WITNESS WHEREOF we have executed this Certificate as of June 2, 2005.

APPLIED SIGNAL TECHNOLOGY, INC.

By:
Name: Alice Calgario
Title: CORPORATE SECRETARY

Wells Fargo Bank, N.A.
Financial Products

2005 DEFINITIONS ADDENDUM TO THE INTEREST RATE MASTER AGREEMENT

This 2005 Definitions Addendum to the Interest Rate Master Agreement is incorporated into the Interest Rate Master Agreement between Party A and Party B.

"Business Day Convention" means, for purposes of determining each Calculation Period, in respect of a Transaction, that convention specified in the applicable Confirmation for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day, so that:

(i) if "following" is specified, that date will be the first following day that is a Business Day;

(ii) if "modified following" is specified, that date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day; and

(iii) if "preceding" is specified, that date will be the first preceding day that is a Business Day.

"Calculation Period" means each consecutive period designated in the applicable Confirmation, the first of which will commence on, and include, the Effective Date and extend to, but exclude, the first day of the next Calculation Period. Each subsequent Calculation Period will commence on, and include, the first day of the Calculation Period and extend to, but exclude, the first day of the next Calculation Period. The final Calculation Period will end on, but exclude, the earlier of the Early Termination Date or the Termination Date.

"Confirmation" means each document, sent by Party A to Party B, which shall document a Transaction. All such Confirmations and the Master Agreement form a single agreement between the parties collectively referred to as this "Master Agreement". In case of any inconsistency between the terms of a Confirmation and the terms of this Master Agreement, the terms of such Confirmation will govern but only with respect to the related Transaction.

"Day Count Convention" means that the calculation of each Settlement Payment will be based on the actual number of days in the Calculation Period divided by a 360-day year, unless otherwise specified in the Confirmation.

"Early Termination Date" means the date, if any, prior to the Termination Date upon which this Master Agreement is terminated pursuant to Section 3 of the Interest Rate Master Agreement.

"Effective Date" means, in respect of a Transaction, the day on which such Transaction becomes effective, as set forth in the Confirmation thereof.

"Floating Rate Maturity" means the period of time specified as such in the Confirmation of a Transaction.

"Loan Facility" means any extension of credit or credit arrangement between or among the parties hereto, which may be amended or supplemented from time to time, as specifically defined in each Confirmation.

"London Business Day" means any day excluding Saturday, Sunday or any other day on which commercial banks in London are closed.

"London time" means local time in London, England.

"New York City Business Day" means any day excluding Saturday, Sunday or any other day on which the Federal Reserve Bank of New York is closed.

"New York City time" means local time in New York, New York.

"Rate Cut-off Date" means, for purposes of determining a Floating Rate for each day in a Calculation Period, two Business Days preceding the last day of such Calculation Period.

"Reset Date" means, in respect of a Calculation Period, the first date on which the Floating Rate determined for such Calculation Period is in effect.

"Telerate" means, when used in connection with any designated page and any Floating Rate, the display page so designated on Moneyline Telerate (or such other page as may replace that page on that service for the purpose of displaying rates or prices comparable to the Floating Rate).

"USD-BMA" means that the rate in effect for a Reset Date shall be determined on the basis of the "BMA Municipal Swap Index" announced on the Determination Date. The BMA Municipal Swap Index is an index based upon the weekly interest rate resets of tax-exempt variable rate issues included in a database maintained by Municipal Market Data which meet specific criteria established by the Bond Market Association ("BMA"). BMA Municipal Swap Index is a trademark of the BMA. In the event that at any time Municipal Market Data ceases to announce the BMA index, makes a material change in the formula for or the method of calculating the BMA Index or in any other way materially modifies the BMA index, the rate for such Reset Date shall be determined as if the parties had selected "USD-JJKENNY" (as defined herein) as the applicable Floating Rate. The rate so determined will be deemed USD-BMA for the purpose of the applicable Transaction.

"USD-CP-H.15" means that the rate for a Reset Date will (subject to the effect of any applicable Rate Cut-off Date) be the Money Market Yield of the rate set forth in H.15(519) for that day opposite the Floating Rate Maturity and under the caption "Commercial paper-Nonfinancial". If, by 5:00 p.m., New York City time, on the day that is one New York City Business Day following the date, such rate for that date is not yet published in H.15(519), the rate for that date will be the Money Market Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Designated Maturity under the caption "Commercial paper-Nonfinancial". If, by 5:00 p.m., New York City time, on the day that is one New York City Business Day following the date that such rate should have been published, such rate for that date is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the

rate for that date will be the Money Market Yield of the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the Floating Rate Maturity and under the caption "Commercial paper-Nonfinancial".

"USD-Federal Funds-H.15" means that the rate for each day in the Calculation Period will (subject to the effect of any applicable Rate Cut-off Date) be the rate set forth in Federal Reserve Publication H.15(519) for that day opposite the caption "Federal funds (effective)", as such rate is displayed on Telerate Page 120. If, by 5:00 p.m., New York City time, on the day that is one New York City Business Day following the day such rate should have been published such rate does not appear on Telerate Page 120 or is not yet published in H.15(519) opposite the caption "Federal funds (effective)", or another recognized electronic source, the rate for that day will be the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the caption "Federal funds (effective)", as such rate is displayed on Telerate Page 120.

"USD-JJKENNY" means that the rate in effect for the relevant Reset Date shall be determined on the basis of the "Kenny S&P 30 day High Grade Index" (the "Kenny Index") announced by Kenny S&P Evaluation Services ("Kenny") at the close of business on the relevant Determination Date. The Kenny Index represents 30-day yields at par on tax-exempt bonds bearing the highest short-term credit rating by Moody's Investors Service and Standard & Poor's that are not subject to alternative minimum tax and are calculated on a 30/360-day basis. If Kenny ceases to determine and announce the Kenny Index and a comparable rate is not determined and announced by Kenny or if the method of determination of the Kenny Index or any successor rate or the value thereof is changed in a material respect so that the Kenny Index or any successor rate as determined and announced by Kenny does not fairly represent the value of the Kenny Index as determined and announced by Kenny on a Determination Date, a comparable alternative index mutually agreed upon by both parties shall be used.

"USD-LIBOR-BBA" means that the rate for a Reset Date will be the rate for deposits in U.S. Dollars for a period of the Floating Rate Maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Business Days (or as otherwise specified in the Confirmation) preceding such Reset Date. If such rate does not appear on Telerate Page 3750, the rate for such Reset Date will be the arithmetic mean of the rates quoted by major Banks in London, selected by Party A, for a period equal to the Floating Rate Maturity, as of 11:00 a.m., London Time, on the day that is two London Business Days prior to the Reset Date.

"USD-LIBOR" means that the rate for a Reset Date will be the rate for deposits in U.S. Dollars for a period of the Floating Rate Maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Reset Date, provided however, it is a valid New York City Business Day (or as otherwise specified in the Confirmation). If such rate does not appear on Telerate Page 3750, the rate for such Reset Date will be the rate on Telerate Page 3750, published on the preceding New York City Business Day of such Reset Date.

"USD-Prime-H.15" means that the rate for a Reset Date will (subject to the effect of any applicable Rate Cut-off Date) be the rate set forth in H.15(519) for that day opposite the caption "Bank prime loan". If, by 5:00 p.m., New York City time, on the day that is one New York City Business Day following such date, such rate for that date is not yet published in H.15(519), the rate for that date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the caption "Bank prime loan". If, by 5:00 p.m., New York City time, on the day that is one New York City Business Day following the date, such rate

for that date is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the rate for that date will be the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the caption "Bank prime loan".

"USD-Prime-Wells Fargo" means a fluctuating rate of interest which Party A establishes at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Party A's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such publications as Party A may designate.